AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect a change in sub-adviser for the JNL/Western Asset High Yield Bond Fund, Schedule A and Schedule B must be amended, to add the new sub-advised fund (the JNL/PPM America High Yield Bond Fund).

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2007, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 30, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 30th day of April, 2007.

JACKSON NATIONAL ASSET                      PPM AMERICA, INC.
MANAGEMENT, LLC

By:                                         By:
Mark D. Nerud                               Name:______________________________
Title: President                            Title:_____________________________

                                       A-1
                                   SCHEDULE A
                                 APRIL 30, 2007
                                     (Funds)

  ----------------------------------------------------------------------------
                      JNL/PPM America High Yield Bond Fund
  ----------------------------------------------------------------------------
                        JNL/PPM America Value Equity Fund
  ----------------------------------------------------------------------------

                                       B-1
                                   SCHEDULE B
                                 APRIL 30, 2007
                                 (Compensation)

  ----------------------------------------------------------------------------
                      JNL/PPM AMERICA HIGH YIELD BOND FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.20%
  ------------------------------------------------------- --------------------
  $150 Million to $300 Million                                   0.175%
  ------------------------------------------------------- --------------------
  Amounts over $300 Million                                       0.15%
  ------------------------------------------------------- --------------------

  ----------------------------------------------------------------------------
                        JNL/PPM AMERICA VALUE EQUITY FUND
  ----------------------------------------------------------------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.25%
  ------------------------------------------------------- --------------------
  $150 Million to $300 Million                                    0.20%
  ------------------------------------------------------- --------------------
  Amounts over $300 Million                                       0.17%
  ------------------------------------------------------- --------------------